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                                                                    EXHIBIT 99.6


                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                            KRUG INTERNATIONAL CORP.

         This form or one substantially equivalent to that set forth below must be used to accept the Exchange Offer (as defined below) if certificates for shares of the common stock without par value (the "Common Stock"), of KRUG International Corp., an Ohio corporation, are not immediately available, or the procedure for book-entry transfer cannot be completed on a timely basis, or a shareholder cannot deliver the certificate(s) and all other required documents to the Exchange and Information Agent prior to the Expiration Date (as defined in the Offering Circular referred to below). Such form must be delivered by hand or sent by facsimile transmission or mail to the Exchange and Information Agent, and must be received by the Exchange and Information Agent on or prior to the Expiration Date. See "The Exchange Offer--How to Tender" in the Offering Circular.
                       The Exchange and Information Agent:

                            FIRST UNION NATIONAL BANK

 By Registered or Certified Mail:         By Facsimile:          By Hand or Overnight Courier:
       First Union Customer              (704) 590-7628              First Union Customer
        Information Center                                            Information Center
         Corporate Trust              Confirm by Telephone:            Corporate Trust
        Operations-NC1153                (704) 590-7408               Operations-NC1153
 1525 West W.T. Harris Blvd., 3C3                              1525 West W.T. Harris Blvd., 3CS
     Charlotte, NC 28288-1153              Telephone:              Charlotte, NC 28262-1153
     Attention: Michael Klotz            1-800-829-8432            Attention: Michael Klotz

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Gentlemen:

         The undersigned hereby tenders to KRUG International Corp., an Ohio corporation, upon the terms and subject to the conditions set forth in the Offering Circular dated August 20, 1999 (the "Offering Circular") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of both of which is hereby acknowledged, the number of shares of Common Stock set forth below, pursuant to the guaranteed delivery procedures set forth in the Offering Circular under the caption "The Exchange Offer--How to Tender."

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Number of Shares:                         Name(s) of Record Holders(s):

_____________________________________     ______________________________________

                                          ______________________________________

Certificate Nos.
(if available):                           Please Print Address(es) Here:

_____________________________________     ______________________________________

_____________________________________     ______________________________________

_____________________________________     ______________________________________

                                          ______________________________________

Check box if shares will be
tendered by book-entry transfer:          Area Code and Telephone Number

                                          ______________________________________

[ ]   The Depository Trust Company


_____________________________________     ______________________________________
Signature(s)                              Dated:



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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., guarantees that the undersigned will deliver to the Exchange and Information Agent the certificates representing the shares tendered hereby in proper form for transfer, or timely confirmation of book-entry transfer of such shares into the Exchange and Information Agent's account at The Depository Trust Company, with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other required documents, all within three American Stock Exchange trading days after the date hereof.

_____________________________________     ______________________________________
             (Address)                               (Name of Firm)


_____________________________________     ______________________________________
  (Area Code and Telephone Number)               (Authorized Signature)

Dated: ________________________, 1999

         The institution which completes this form must communicate the guarantee to the Exchange and Information Agent and must deliver the Letter of Transmittal and certificates for Common Stock to the Exchange and Information Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

                         DO NOT SEND SHARE CERTIFICATES
                                 WITH THIS FORM.
                        SHARE CERTIFICATES SHOULD BE SENT
                        WITH YOUR LETTER OF TRANSMITTAL.